Exhibit 99.1

JDSU Provides Preliminary Notice of Spin-Off to Holders of its

Senior Convertible Debentures

Milpitas, Calif., June 9, 2015 – JDSU (NASDAQ: JDSU), in connection with the previously announced spin-off of its Communications and Commercial Optical Products (“CCOP”) business, which will result in two independent, publicly-traded companies, provided notice yesterday of the spin-off to the holders of its 0.625% senior convertible debentures due 2033. The debentures were issued pursuant to an Indenture, dated August 21, 2013 (the “Indenture”), between JDSU and Wells Fargo Bank, National Association, as trustee. As a result of the proposed spin-off, holders of the debentures have the right to convert any debentures they own on the terms set forth in the Indenture. JDSU will announce the expiration date of this right to convert which will be a minimum of 25 trading days from the date hereof. The current conversion price of the debentures equates to $18.83 per share of JDSU common stock, which is meaningfully above the current per share trading price of JDSU common stock. Accordingly, JDSU does not expect any holders will exercise their right to convert, although such right is wholly at the discretion of the individual holders.

Under the plan announced in September 2014, JDSU will spin off its CCOP business, to be named Lumentum Holdings Inc. JDSU will distribute the shares of Lumentum common stock on a pro rata basis to JDSU stockholders in a manner intended to be tax-free for U.S. federal income tax purposes.

The spin-off is subject to the satisfaction or waiver of a number of conditions, including the registration statement on Form 10 for Lumentum common stock being declared effective by the SEC and certain other conditions described in the information statement included in the Registration Statement and other customary matters. Approval by JDSU’s stockholders is not required for completion of the separation. Lumentum has applied to list its common stock on the Nasdaq Stock Market under the ticker “LITE.”

To stay updated on the company separation, please visit http://www.jdsu.com/About-JDSU/Separation/Pages/information.aspx.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include (i) any information and guidance about JDSU’s plans to separate the business into two independent, publicly-traded companies, (ii) the composition of those companies, (iii) the anticipated timing of the separation and (iv) the plan to achieve the separation through a tax-free spinoff. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. Risks related to the proposed separation include the timing and completion of the separation, the requirement to obtain certain approvals, the ability to retain key employees, potential indemnification obligations, the ability to recognize anticipated benefits, the ability of each company to function as a stand-alone entity and customer retention risks. In addition, completion of the separation will be subject to certain conditions, such as approval by JDSU’s Board of Directors, receipt of a tax opinion, effectiveness of a registration statement and foreign regulatory requirements. JDSU also faces risks related to the operation of its existing business segments which are described its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed August 26, 2014 and its Quarterly Report on Form 10-Q filed May 5, 2015. Risks specific to the operation of Lumentum’s business following the separation are described in Amendment No. 1 to Lumentum’s Form 10 filed on April 23, 2014. Please refer to these filings for additional factors that could cause actual results to materially differ from current expectations. The forward-looking statements included in this press release are made only as of today’s date except where otherwise noted. JDSU undertakes no obligation to update these statements.

About JDSU

JDSU (NASDAQ: JDSU) innovates and collaborates with customers to build and operate the highest-performing and highest-value networks in the world. Our diverse technology portfolio also fights counterfeiting and enables high-powered commercial lasers for a range of applications. Learn more about JDSU at www.jdsu.com and follow us on JDSU Perspectives, Twitter, Facebook and YouTube.

Contacts

Press: Noel Bilodeau, 408-404-9014 or noel.bilodeau@jdsu.com

Investors: Bill Ong, 408-404-4512 or bill.ong@jdsu.com